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EXHIBIT 4.1

                    1997 Amendment No. 1 to Voting Agreement

         This amendment ("Amendment") dated as of December 5, 1997 to that certain Voting Agreement ("Voting Agreement") entered into effective as of October 31, 1996 by and among Prime II Management, L.P. ("Prime"), as the designated agent for the parties named on Annex 1 attached thereto, MCI Telecommunications Corporation, Ronald A. Duncan, Robert M. Walp, and TCI GCI, Inc. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Voting Agreement.

Background: The Prime Sellers became stockholders of GCI on October 31, 1996 (the "Acquisition Date"), and GCI had agreed to file and keep effective a registration statement for a period of two years after the Acquisition Date with respect to the Shares owned by the Prime Sellers. GCI has not maintained the effectiveness of such registration statement, and in lieu of the registration of such Shares by GCI at this time, GCI and the parties hereto who currently are Parties (the "Current Parties") to the Voting Agreement, have agreed to the withdrawal of Prime and the Prime Sellers as Parties to the Voting Agreement, all on the terms and conditions set forth herein.

         The Current Parties have also agreed to the withdrawal of TCI GCI as a Party to the Voting Agreement in that it has sold all of the 590,043 shares of common stock of the Company which constituted the portion of the Shares which TCI GCI held at the time of execution of the Voting Agreement.

         The Current Parties consist of the following:

                  (1)      MCI Telecommunications Corporation;
                  (2)      Ronald A. Duncan; and
                  (3)      Robert M. Walp

         In consideration of the mutual covenants and conditions contained in this Amendment, the Current Parties agree as follows:

         1.(a) Clause (1) of Section 1 of the Voting Agreement, which states the number of Shares held by Prime (i.e., owned by the Prime Sellers) that are subject to the Voting Agreement, is hereby deleted, and the Shares shown as having been held by Prime and owned by the Prime Sellers are hereby withdrawn from the Voting Agreement and Prime and each of the Prime Sellers hereby cease to be Parties to the Voting Agreement. Prime and Prime Sellers no longer have any rights or obligations under the Voting Agreement, except as provided in Paragraphs numbered 2 and 4 below.

         1.(b) Clause (5) of Section 1 of the Voting Agreement, which states the number of Shares held by TCI GCI that are subject to the Voting Agreement is hereby deleted, and the Shares shown as having been held by TCI GCI are hereby withdrawn from the Voting Agreement, and TCI GCI hereby ceases to be a Party to the Voting Agreement.
TCI GCI no longer has any rights or obligations under the Voting Agreement.

         2.(a) Clause (C) of Section 2(a)(1) of the Voting Agreement is hereby deleted in its entirety and left intentionally blank.

         2.(b) Clause (D) of Section 2(a)(1) of the Voting Agreement is hereby amended to read in its entirety as follows: "Prime shall be entitled to recommend one Nominee for so long as that



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certain Management  Agreement ("Prime Management  Agreement")  between Prime and
GCI dated October 31, 1996 is in full force and effect, and not thereafter."

         2.(c) Section 2(a)(2) of the Voting Agreement is hereby deleted in its entirety and left intentionally blank.

         3. Section 2(b) of the Voting Agreement is hereby amended so as to provide that for Nominees allocated to Prime there would be only one Nominee in Class III, instead of one in Class II and one in Class III. Section 2(b) of the Voting Agreement is hereby further amended by deleting the last phrase of that section of the Voting Agreement providing for an allocation of Nominees to TCI GCI.

         4.(a) Section 5(b) of the Voting Agreement is hereby amended by deleting the subitem (4) relating to shares held by TCI GCI.

         4.(b) Section 5(d) of the Voting Agreement is hereby amended to read in its entirety as follows: "Each Party shall vote for Prime's Nominee pursuant to
Section 2(a)(1) above, for so long as the Prime Management Agreement is in effect and notwithstanding the fact that such Party ceases to be a Party under the Voting Agreement.

         5. The proviso in the second sentence of Section 6 of the Voting Agreement is hereby deleted.

         6. Section 8 of the Voting Agreement is hereby amended by deleting reference to Prime and to TCI GCI as Parties to the Voting Agreement.





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                  EXECUTED to be effective as of the date first above mentioned.

                                            PRIME II MANAGEMENT, L.P.
                                            BY Prime II Management, Inc.
                                            Its General Partner



                                            By: /s/ William P. Glasgow
                                            Its: President


                                            MCI TELECOMMUNICATIONS CORPORATION


                                            By:  /s/ John W. Gerdelman
                                            Its:



                                            /s/
                                            RONALD A. DUNCAN



                                            /s/
                                            ROBERT M. WALP



                                            GENERAL COMMUNICATION, INC.



                                            /s/ John M. Lowber
                                            ---------------------------
                                            By: John M. Lowber
                                            Its: Sr V.P. and CFO





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